UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 6, 2009

SIMON PROPERTY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-14469	04-6268599
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

225 WEST WASHINGTON STREET
INDIANAPOLIS, INDIANA		46204
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  317.636.1600

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  Entry into a Material Definitive Agreement.

On May 7, 2009, Simon Property Group, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated as representatives of the underwriters named therein (collectively, the “Underwriters”), in connection with the public offering of up to 23,000,000 shares of the Company’s common stock (the “Shares”).  The offering of the Shares is expected to close on May 12, 2009.

The offering of the Shares was made pursuant to the Registration Statement on Form S-3 (Registration No. 333-157794), the prospectus dated March 9, 2009, and the related prospectus supplement dated May 7, 2009.

A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

ITEM 8.01  Other Events.

On May 6, 2009, the Company issued a press release announcing its intent to conduct, subject to market and other conditions, an offering of common stock.  On May 7, 2009, the Company issued a press release announcing the terms of the offering.  Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively.

ITEM 9.01  Financial Statements and Exhibits.

Exhibit No.	Description

Exhibit 1.1

Underwriting Agreement, dated as of May 7, 2009, among Simon Property Group, Inc., Simon Property Group, L.P., Merrill Lynch, Pierce, Fenner & Smith Incorporated, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated.

Exhibit 5.1	Opinion of Baker & Daniels LLP.

Exhibit 23.1	Consent of Baker & Daniels LLP (contained in Exhibit 5.1 hereto).

Exhibit 99.1	Press Release, dated May 6, 2009, issued by Simon Property Group, Inc.

Exhibit 99.2	Press Release, dated May 7, 2009, issued by Simon Property Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 11, 2009

SIMON PROPERTY GROUP, INC.

By:	/s/ Stephen E. Sterrett
Stephen E. Sterrett
Executive Vice President and Chief
Financial Officer